                                                                      EXHIBIT 11

                      PEPSIAMERICAS, INC. AND SUBSIDIARIES

                 Statement of Computation of Per Share Earnings

                                    Unaudited

             (U. S. Dollars in thousands, except per share amounts)

                                              Nine Months Ended             Three Months Ended
                                                September 30,                  September 30,
                                          -------------------------       ------------------------
                                             2000            1999            2000           1999
                                          ----------        -------       ----------       -------
Net income (loss)                         $   (2,920)       $ 4,911       $      441       $ 4,088
Effects of dilutive securities
   Stock options                                   *              *                *             *
                                          ----------        -------       ----------       -------
Net income (loss) - assuming dilution     $   (2,920)       $ 4,911       $      441       $ 4,088
                                          ==========        =======       ==========       =======

Average common shares outstanding             87,314         86,760           87,314        86,760
Effects of dilutive securities
   Stock options                                   *             50                *            82
                                          ----------        -------       ----------       -------
Average common shares outstanding -
   assuming dilution                          87,314         86,810           87,314        86,842
                                          ----------        -------       ----------       -------

                                          ==========        =======       ==========       =======
Net income (loss) per common share        $    (0.03)       $  0.06       $     0.01       $  0.05
                                          ==========        =======       ==========       =======
Net income (loss) per common share -
   assuming dilution                      $    (0.03)       $  0.06       $     0.01       $  0.05
                                          ==========        =======       ==========       =======

Note: If an item appears with a *, the item was not applicable or the security was antidilutive for the period presented.